Exhibit 99.1

NEWS RELEASE

FDA ACCEPTS BIOLOGICS LICENSE APPLICATION FOR FILING AND GRANTS PRIORITY REVIEW FOR SACITUZUMAB GOVITECAN FOR THE TREATMENT OF METASTATIC TRIPLE-NEGATIVE BREAST CANCER

The Prescription Drug User Fee Act (PDUFA) Target Action Date is January 18, 2019

Morris Plains, N.J., July 18, 2018 -— Immunomedics, Inc., (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates (ADC), today announced that the U.S. Food and Drug Administration (FDA) has accepted the Company’s Biologics License Application (BLA) for filing and granted Priority Review for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer (mTNBC) who previously received at least two prior therapies for metastatic disease. The PDUFA target action date is January 18, 2019. If approved, sacituzumab govitecan would be the first and only ADC approved for the treatment of mTNBC.

“We are delighted that the FDA has accepted the sacituzumab govitecan BLA for Priority Review,” commented Michael Pehl, President and Chief Executive Officer. “We will continue to work closely with the regulatory agency as we strive to bring this potential new treatment to mTNBC patients expeditiously.”

The filing is based on Phase 1/2 data of sacituzumab govitecan in mTNBC.

About Sacituzumab Govitecan

Sacituzumab govitecan, Immunomedics’ most advanced product candidate, is a novel, first-in-class antibody-drug conjugate (ADC). It is currently under review by the U.S. Food and Drug Administration for accelerated approval as a treatment of patients with metastatic triple-negative breast cancer who previously received at least two prior therapies for metastatic disease. If approved, sacituzumab govitecan would be the first and only ADC approved for the treatment of metastatic triple-negative breast cancer.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, including

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the filing and approval timelines for BLAs and BLA supplements, out-licensing arrangements, forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

For Investor Inquiries:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

For Media Inquiries:

media@immunomedics.com

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